Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FIRM

We consent to the incorporation of our amended audit report dated January 4, 2008 included in the amended Form 10-K of Bio-Reference Laboratories, Inc. and its subsidiaries for the year ended October 31, 2007.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

(Formerly Moore Stephen, P.C. Certified Public Accountants)

Cranford, New Jersey

January 8, 2009